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                                                                    EXHIBIT 8.1


            LIST OF SIGNIFICANT SUBSIDIARIES AS OF DECEMBER 31, 2004


1) DIRECT INTEREST

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NAME OF THE COMPANY                                   PLACE OF INCORPORATION          COUNTRY
-------------------                                   ----------------------          -------
Telesp Celular S.A.                                      Sao Paulo - SP               Brazil
Global Telecom S.A.                                      Curitiba - PR                Brazil
Tele Centro Oeste Celular Participacoes S.A.              Brasilia - DF               Brazil

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2) INDIRECT INTEREST

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

NAME OF THE COMPANY                                   PLACE OF INCORPORATION         COUNTRY
-------------------                                   ----------------------         -------
Telesp Celular International Ltd                          Cayman Islands          Cayman Islands
Telesp Celular Overseas                                   Cayman Islands          Cayman Islands
Telegoias Celular S.A.                                     Goiania - GO               Brazil
Telems Celular S.A.                                     Campo Grande - MS             Brazil
Telemat Celular S.A.                                       Cuiaba - MT                Brazil
Teleron Celular S.A.                                     Porto Velho - RO             Brazil
Teleacre Celular S.A.                                    Rio Branco - AC              Brazil
Norte Brasil Telecon S.A.                                   Belem - PA                Brazil
TCO IP S.A.                                               Brasilia - DF               Brazil

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